EXCHANGE OF ASSETS
                     OF AMATEUR ATHLETES OF AMERICA, INC.
                     FOR STOCK IN US AMATEUR SPORTS, INC.

     THIS AGREEMENT is entered into to be effective on this 12th day of January, 1998, by and between Amateur Athletes of America, Inc., a Florida corporation ("AAA"), and US Amateur Sports, Inc., a Florida corporation ("USAS").

                              RECITALS

     WHEREAS, the parties hereto believe the best business interests of both corporations are served by allowing AAA to convey all of its assets to USAS in exchange for certain common stock of USAS, as a tax free exchange under Internal Revenue Code of 1986, as amended ("Code"), Section 368(a)c.

     NOW, THEREFORE, for the valuable consideration set forth herein, the parties hereto hereby agree as follows:

     1. AAA hereby sells, transfers and assigns to USAS, all of the assets of AAA. USAS agrees to give as consideration for the purchase of all the assets of AAA, one million shares of common stock of USAS.

     2.  AAA hereby makes the following representations and warranties:

        (a) AAA is a Florida corporation in good standing, and is authorized to enter into this transaction.

        (b) The assets conveyed by AAA to USAS herein shall be free from all liens and shall vest in USAS ownership in all the assets of AAA.

        (c) The assets obtained from AAA are attached as Exhibit "A" hereto. The assets are considered by both parties to be of equal value to the shares obtained from USAS.

     3.  USAS hereby makes the following representations and warranties:

        (a) USAS is authorized to enter into this transaction and is a corporation in good standing in the State of Florida.

         (b) The shares of stock of USAS to be conveyed to AAA herein shall not be subject to any liens or debts of USAS, and are deemed to be fully paid for and nonassessable by USAS.


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     4.  Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument

     5.  Headings.

     The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

     6.  Governing Law and Venue.

     This Agreement shall be construed and interpreted according to the laws of the State of Florida. The sole venue for any and all actions, lawsuits, arbitration hearings, and other legal proceedings shall be Palm Beach County, Florida.

     7.  Disclosure and Restrictions.

     AAA acknowledges that the certificates for the USAS securities comprising USAS's common stock which AAA and its shareholders will receive will contain a legend substantially as follows:

     The sale, transfer, assignment, pledge or hypothecation of these shares of US Amateur Sports, Inc. represented by this Certificate has not been registered under the Securities Act of 1933, as amended. These shares in US Amateur Sports, Inc. may not be sold, transferred, assigned, pledged or hypothecated unless such transaction is duly registered under the Act or unless, in the opinion of counsel for the Corporation, such transaction is exempt from the registration provisions of the Act. The sale, if any, of these shares represented by this Certificate in US Amateur Sports, Inc. shall be governed by the provisions of Rule 144 or any other rule promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be effective as of the day and year first above written.

AMATEUR ATHLETES                            US AMATEUR SPORTS, INC.
OF AMERICA, INC.

By: /s/ Linda C. Bergman             By: /s/David J. Panaia
    Linda C. Bergman,                          David J. Panaia,
    President                                 Chief Executive Officer